INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 20 to Registration Statement No. 33-16494 of Oppenheimer Champion Income Fund of our report dated October 28, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the headings "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
January 28, 1999